Exhibit 99.1

FlexShopper, Inc. Announces Pursuit of Sale of Anchor Funding Services Business

Net Sale Proceeds to be Deployed to Support FlexShopper Business

BOCA RATON, Fla., Dec. 6, 2013 /PRNewswire/ -- FlexShopper, Inc. (OTCQB Symbol: FPAY) today announced that it is actively pursuing the sale of its Anchor Funding Services business.  As previously disclosed, since June 2013 the company has been focused on developing its FlexShopper business which will provide certain types of durable goods to consumers on a lease to own (LTO) basis and also provide lease to own terms to customers of third party retailers.  The sale of the Anchor Funding Services business would provide capital FlexShopper could use to support development of this new business.

FlexShopper has not set a definitive timetable for the completion of a transaction and there can be no assurance that a transaction will occur, or if a transaction is undertaken, the terms or timing of such transaction.  FlexShopper does not anticipate making another announcement in regard to this matter unless and until its Board of Directors has approved a definitive transaction.

Forward-Looking Statements

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995.

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of FlexShopper to be materially different from any future results, performances or achievements express or implied by such forward-looking statements.  The forward-looking statements are subject to risks and uncertainties including, without limitation, the potential inability of the company to complete the sale of the Anchor Funding Services business.

Contact:

Morry F. Rubin
Co-Chairman & CEO
561-353-1349
Morry.Rubin@flexshopper.com